COVENANT NOT TO COMPETE

         THIS COVENANT NOT TO COMPETE (the "Agreement") is made and entered into this _____ day of May, 2000 by Steve Naremore ("Seller") in favor of eonthestreet.com, Inc., a Delaware corporation ("Purchaser").

                                                      Recitals:

         WHEREAS, pursuant to an Asset Purchase Agreement and Assignment of even date herewith by and among Seller, Purchaser and JVWeb, Inc. (the "Company"), Seller sold to Purchaser all of the assets (the "Assets") planned to used by Seller in connection with a site on the World Wide Web currently under development that proposes to use the domain name "www.discoverystocks.com"; and

         WHEREAS, in consideration of such sale, the Company agreed to issue to Seller an aggregate of 200,000 shares of the Company's common stock (the "Shares"); and

         WHEREAS, Seller agreed to enter into this Agreement in connection with the sale of the Assets, and Purchaser would not have purchased the Assets from Seller and the Company would not have issued to Seller the Shares but for the execution and delivery of this Agreement;

                                                     Agreement:

         NOW THEREFORE, for and in consideration of the above premises, and for and in consideration of the mutual promises hereinafter contained, Seller and Purchaser hereby agree as follows:

         1. Covenant Not to Compete.
            -----------------------

         In further consideration of the Company's issuance of the Shares, and other independent valuable consideration (the receipt of which Seller hereby acknowledges), Seller agrees as follows:

                  (a) For a period of five (5) years from the date hereof, Seller shall not directly or indirectly, acting alone or in any capacity with any other business entity: (i) engage anywhere in the world in a subscription-based, Internet-related financial newsletter business or publication that derives any portion of its revenues by promoting publicly traded companies on a fee basis, Seller hereby acknowledging that the business that Purchaser intend to conduct with the Assets is expected to be worldwide in geographical scope; (ii) solicit, deal, negotiate, enter into an arrangement, contract or attempt to do any of the foregoing, in any respect pertaining to the financial newsletter business as described in Section 1(a)(i) above, with any person who becomes a customer of Purchaser with respect to the Assets during the five-year period of this Agreement, or attempt to cause any such person not to continue with Purchaser its business relationship with Purchaser; or (iii) disclose to any person, firm, or corporation any trade secrets, proprietary data or any details relating to the methods of operation that Seller proposes to use in connection with the proposed business to be conducted with the Assets, or otherwise attempt to take any form of advantage of such information.

                  (b) Notwithstanding the foregoing provisions, Seller shall be permitted to own up to five percent (5%) of the publicly traded securities, whose securities are registered under Section 12 or who file reports under Section 15(d) of the Securities Exchange Act of 1934, of any company that is in the financial newsletter business as described in Section 1(a)(i) above.

                  (c) Seller hereby specifically acknowledges and agrees that the temporal and other restrictions contained in (a) immediately above are reasonable and necessary to protect the business that Purchaser intends to conduct with the Assets, and that the enforcement of the provisions of this section will not work an undue hardship on him.

                  (d) Seller further agrees that in the event either the duration, geographical scope, or any other restriction, or portion thereof, set forth in (a) immediately above is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of (a) immediately above will remain in full force and effect as reduced or modified.

                  (e) Seller further agrees and acknowledges that Purchaser does not have an adequate remedy at law for the breach or threatened breach by him of the covenants contained in (a) immediately above, and Seller therefore specifically agrees that Purchaser, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin Seller from such breach or threatened breach.

                  (f) Seller further agrees,  in the event that any provision of
         (a) immediately above is held to be invalid or against public policy, the remaining provisions of (a) immediately above and the remainder of this Agreement shall not be affected thereby.

         2. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and his or its respective successors, heirs, assigns, and legal representatives, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first hereinabove written.

                                    "SELLER"



                                    /s/ Steve Naremore
                                   ---------------------------------------------
                                    Steve Naremore

                                   "PURCHASER"

                                   EONTHESTREET.COM, INC.



                                   BY:  /s/ Jordan Ness
                                   --------------------------------
                                   Jordan Ness, President